CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form 10 of our report dated November 19, 2021 of Novagant Corp. relating to the review of the combined financial statements of Novagant Corp. and Ever Full Logistics Limited for the quarter ended September 30, 2021 and 2020 and to all references to our firm included in the Registration Statement.

Zhen Hui Certified Public Accountants

Unit 1408-10 Dominion Centre

43-59 Queen's Road East

Wanchai

Hong Kong

November 19, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form 10 of our report dated November 19, 2021 of Novagant Corp. relating to the review of the combined financial statements of Novagant Corp. and Ever Full Logistics Limited for the quarter ended June 30, 2021 and 2020 and to all references to our firm included in the Registration Statement.

Zhen Hui Certified Public Accountants

Unit 1408-10 Dominion Centre

43-59 Queen's Road East

Wanchai

Hong Kong

November 19, 2021